UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2024

APACHE OFFSHORE INVESTMENT PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware	0-13546	41-1464066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Post Oak Boulevard

Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

On February 20, 2024, Apache Corporation (“Apache” or the “Managing Partner”), a Delaware corporation and the Managing Partner of Apache Offshore Investment Partnership, a Delaware general partnership (the “Partnership”), adopted a Plan of Dissolution and Liquidation of the Partnership (the “Plan of Dissolution”), in accordance with the Partnership Agreement of the Partnership, dated October 31, 1983, as amended by Amendment No. 1 thereto, dated February 11, 1994 (the “Partnership Agreement”), pursuant to which Apache, as the Managing Partner, will affect the dissolution and liquidation of the Partnership.

On February 20, 2024, following adoption of the Plan of Dissolution, the Partnership filed a Statement of Dissolution of the Partnership with the Secretary of State of the State of Delaware (the “Statement of Dissolution”). The Statement of Dissolution, which became effective at 4:25 p.m. Eastern Standard Time on February 20, 2024 (the “Effective Time”), provides for the dissolution of the Partnership under the Delaware Revised Uniform Partnership Act (the “DRUPA”).

As previously disclosed by the Partnership, on March 22, 2019, Apache gave notice to the Investing Partners (as defined in the Partnership Agreement) of its intention to withdraw as the Managing Partner of the Partnership (the “Notice”). Following receipt of the Notice, the Investing Partners did not elect to continue the business of the Partnership or elect a substituted Managing Partner within the periods prescribed by the Notice and the Partnership Agreement. As a result, in accordance with the Notice and Section 10.1(b) of the Partnership Agreement, the Partnership was dissolved, effective as of July 20, 2019. A copy of the Notice was filed as Exhibit 99.1 to the Partnership’s Current Report on Form 8-K, filed with Securities and Exchange Commission (the “SEC”) on March 25, 2019 (the “2019 Form 8-K”). The Plan of Dissolution is in substantially the form attached as Appendix A to the Notice.

In accordance with the Plan of Dissolution and the DRUPA, from and after the Effective Time, the Partnership shall continue only for the purpose of winding up its business and affairs, and the Managing Partner shall wind up the affairs of and liquidate the Partnership, in accordance with the terms of the Partnership Agreement and the DRUPA. As of the Effective Time, the Partnership Units (as defined in the Partnership Agreement) held by the Investing Partners were automatically cancelled, and each holder of Partnership Units ceased to have any rights in respect thereof, except that each Investing Partner shall have the right to receive liquidating distributions pursuant to and in accordance with the Plan of Dissolution and the Partnership Agreement.

As there are no holders of Partnership Units, following the Effective Time, the Partnership intends to file a Form 15 with the SEC to terminate registration of the Partnership Units under Section 12(g) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and to provide notice of the suspension of the Partnership’s reporting obligations under Section 15(d) of the Exchange Act.

Upon filing the Form 15, the Partnership’s reporting obligations under the Exchange Act will be immediately suspended. As such, the Partnership does not intend to file an Annual Report on Form 10-K for its fiscal year ended December 31, 2023. However, the Partnership will continue to disclose any material developments relating to the winding-up of its affairs by filing Current Reports on Form 8-K until the time of its final liquidation.

For additional information regarding the dissolution and liquidation of the Partnership, please see the 2019 Form 8-K, including the disclosures set forth in the Notice filed as Exhibit 99.1 thereto and in the form of Plan of Dissolution attached as Appendix A to the Notice.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Statement of Dissolution, dated February 20, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2024	APACHE OFFSHORE INVESTMENT PARTNERSHIP

	By:	APACHE CORPORATION, its Managing Partner

	By:	/s/ Rebecca A. Hoyt
	Name:	Rebecca A. Hoyt
	Title:	Senior Vice President, Chief Accounting Officer, and Controller